• general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; • disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions or market disruptions in Europe, China or other global markets; • changes in the interest rate environment, including interest rate changes made by the Federal Reserve, and cash flow reassessments may reduce NIM and/or the volumes and values of loans made or held as well as the value of other financial assets held; • competitive pressures among depository and other financial institutions may increase significantly; • legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act,may adversely affect the businesses in which BB&T is engaged; • local, state or federal taxing authorities may take tax positions that are adverse to BB&T; • a reduction may occur in BB&T's credit ratings; • adverse changes may occur in the securities markets; • competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; • cyber-security risks, including "denial of service," "hacking" and "identity theft," could adversely affect our business and financial performance or our reputation, and we could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; • natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T in that such events could materially disrupt BB&T's operations or the ability or willingness of customers to access the services BB&T offers; • costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; • failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; • significant litigation could have a material adverse effect on BB&T; • unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; • deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; • higher than expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; and • widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding BB&T’s business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. BB&T’s actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates, "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," “should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: Forward-Looking Information • Tangible common equity and related ratios are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. The return on average risk-weighted assets is a non-GAAP measure. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes that investors may find them useful in their analysis of the Corporation. • The ratio of loans greater than 90 days and still accruing interest as a percentage of loans held for investment has been adjusted to remove the impact of loans that were covered by FDIC loss sharing agreements and purchased credit impaired ("PCI") loans as well as government guaranteed loans. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting or reflective of asset collectibility. • The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets. Non-GAAP Information A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in BB&T's Third Quarter 2016 Quarterly Performance Summary, which is available on BB&T's website at www.bbt.com. Capital ratios are preliminary. This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes that these non-GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the company's underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this news release:

3 2016 Third Quarter Performance Highlights1  Net income totaled $599 million2, up 21.7% vs. 3Q15 and 42.7% vs. 2Q16  Diluted EPS totaled $0.73, up 14.1% vs. 3Q15 and up 42.2% vs. 2Q16  Adjusted EPS totaled $0.76 excluding merger-related and restructuring charges and other items described on slide 4  GAAP ROA, ROE and ROTCE3 were 1.15%, 8.87% and 15.20%, respectively Record Earnings Loans & Credit Quality  Average loans and leases held for investment totaled $141.3 billion in 3Q16, up slightly compared with 2Q16  NPAs decreased 4.9% vs. 2Q16 Strategic Highlights  Settled loss share agreements with the FDIC  Settled FHA-insured loan matter  Made a $50 million charitable contribution  Repurchased $160 million of outstanding shares Record Revenues  Taxable-equivalent revenues totaled $2.8 billion, up 13.1% vs. 3Q15 and 3.9% vs. 2Q16  Net interest margin declined 2 bps to 3.39%  Core net interest margin increased to 3.17% Improved Efficiency  GAAP efficiency improved to 61.7% vs. 65.4% in 2Q16  Adjusted efficiency improved to 58.7% vs. 59.6% in 2Q16  Noninterest expense was $1.7 billion, a decrease of 19.0% vs. 2Q16 1 Returns and linked quarter growth rates are annualized, except credit metrics 2 Available to common shareholders 3 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures

4 Pre-Tax After Tax1 Diluted EPS Impact Merger-related and restructuring charges $ (43) $ (27) $ (0.03) Charitable contribution (50) (31) (0.04) Settlement of FHA-insured loans matter, net of recoveries 73 46 0.05 Termination of FDIC loss share agreements (18) (11) (0.01) Selected Items Affecting Earnings ($ in millions, except per share impact) 1 Income taxes were estimated using the marginal tax rate

5 Loans Reflect Slower Commercial Growth and Targeted Runoff1  Average loans and leases held for investment increased 0.3% annualized in 3Q16 vs. 2Q16  Excluding residential mortgage and sales finance, average loans held for investment grew approximately 2.2% annualized vs. 2Q16  Experienced loan growth vs. 2Q16 in other portfolios:  Premium Finance, up 57.1% annualized  Sheffield, up 21.3% annualized  Regional Acceptance, up 15.5% annualized  Revolving credit, up 9.6% annualized 1 Excludes loans held for sale 2 Other lending subsidiaries consist primarily of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance $130.5 $134.8 $134.4 $141.1 $141.3 $100.0 $110.0 $120.0 $130.0 $140.0 $150.0 3Q15 4Q15 1Q16 2Q16 3Q16 Average Loans Held for Investment ($ in billions) C&I $ 51,508 (1.1)% CRE – IPP 14,667 (3.2) CRE – C&D 3,802 14.4 Dealer floor plan 1,268 (11.3) Direct retail lending 11,994 (1.2) Sales finance 9,339 (13.6) Revolving credit 2,537 9.6 Residential mortgage 30,357 (1.5) Other lending subsidiaries2 14,742 22.3 Acquired from FDIC and PCI 1,052 (27.5) Total $ 141,266 0.3% 3Q16 Average Balance 3Q16 v. 2Q16 Annualized Increase (Decrease) Average Loans Held for Investment ($ in millions)  4Q16 management expectations  Average loans are expected to increase 1% – 3% annualized in the fourth quarter vs. 3Q16

6 Noninterest-Bearing Deposits Reflect Strong Growth $143.8 $148.5 $149.9 $160.3 $159.5 0.24% 0.24% 0.25% 0.23% 0.23% 0.20% 0.25% 0.30% 0.35% 0.40% $120.0 $130.0 $140.0 $150.0 $160.0 $170.0 3Q15 4Q15 1Q16 2Q16 3Q16 Total Interest-Bearing Deposit Cost  Total deposits averaged $159.5 billion, a decrease of $835 million vs. 2Q16  Personal, down 5.2%  Business, up 3.7%  Public Funds, up 11.2%  Noninterest-bearing deposits increased $1.8 billion, or 14.3% annualized vs. 2Q16 Average Total Deposits ($ in billions) $44.2 $45.8 $46.2 $48.8 $50.6 $30.0 $35.0 $40.0 $45.0 $50.0 $55.0 3Q15 4Q15 1Q16 2Q16 3Q16 Average Noninterest-Bearing Deposits ($ in billions) Noninterest-bearing deposits $ 50,559 14.3% Interest checking 27,754 (8.7) Money market & savings 64,335 7.2 Subtotal $ 142,648 6.5% Time deposits 15,818 (50.2) Foreign office deposits – Interest- bearing 1,037 NM Total deposits $ 159,503 (2.1)% 3Q16 Average Balance Average Deposits ($ in millions) 3Q16 v. 2Q16 Annualized Increase (Decrease)

7 Credit Quality Reflects Seasonal Increase1  Credit quality results reflect expected seasonal increase in consumer-related portfolios  Net charge-offs totaled $130 million, up 9 bps vs. 2Q16  Loans 90 days or more past due2 decreased 3.0% vs. 2Q16  Loans 30-89 days past due2 increased 7.2% vs. 2Q16  NPAs decreased 4.9% vs. 2Q16  Excluding energy-related loans, NPAs were 0.32% of total assets  4Q16 management expectations  Management expects 4Q16 net charge-offs to be in the range of 35 to 45 bps  NPA levels expected to remain in a similar range in 4Q16 0.36% 0.34% 0.42% 0.32% 0.38% 0.33% 0.40% 0.32% 0.00% 0.20% 0.40% 0.60% 3Q15 4Q15 1Q16 2Q16 3Q16 Total Nonperforming Assets as a Percentage of Total Assets Total NPAs Energy-related nonperformers Annualized Net Charge-offs / Average Loans 1 Includes acquired from FDIC and PCI; excludes loans held for sale 2 Excludes nonperforming loans and leases 0.32% 0.38% 0.46% 0.28% 0.37% 0.00% 0.20% 0.40% 0.60% 3Q15 4Q15 1Q16 2Q16 3Q16

8 Energy Portfolio – Stabilized in 3Q16  Outstanding balances declined 11.2% compared with last quarter  Total commitments and nonaccruals decreased vs. 2Q16  37% Utilization rate  47% of portfolio is Criticized & Classified  Allocated reserves = 11.5%  All nonperforming borrowers are paying as agreed  Coal portfolio = $201 million outstanding, 51% utilization with 39% Criticized & Classified  Allocated reserves = 13.7% Support Services $112 8% Oil and Gas Portfolio $ in millions Midstream $446 34% Upstream $768 58% Total $1.3 billion (Approximately 1% of total loans)

9 Allowance Coverage Ratios Remain Strong 3.44x 2.83x 2.40x 3.88x 2.91x 2.49x 2.53x 1.89x 1.90x 2.00x 1.00 2.00 3.00 4.00 3Q15 4Q15 1Q16 2Q16 3Q16 ALLL to Net Charge-offs ALLL to NPLs HFI  Coverage ratios remain strong at 2.91x and 2.00x for the allowance to net charge-offs and NPLs, respectively  The ALLL to loans ratio was 1.06%, flat compared to last quarter  Provision for credit losses was $148 million vs. net charge-offs of $130 million  Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.15%, compared to 1.16% last quarter  Reflects action taken to comply with guidance from recent shared national credit review received in early October  Going forward, we continue to expect the loan loss provision to match charge-offs in addition to providing for incremental loan growth ALLL Coverage Ratios

10 Net Interest Margin Decreases Slightly to 3.39% 3.35% 3.35% 3.43% 3.41% 3.39% 3.15% 3.12% 3.18% 3.16% 3.17% 2.50% 3.00% 3.50% 4.00% 3Q15 4Q15 1Q16 2Q16 3Q16 Reported NIM Core NIM  3Q16 NIM decreased 2 bps due to:  Lower investment portfolio yields, down 15 bps  4Q16 management expectations  GAAP net interest margin expected to decline 3-5 bps due to a reduction in purchase accounting accretion  Core net interest margin expected to remain essentially flat as lower interest rates are offset by: - favorable asset mix changes - favorable funding cost and mix changes - one rate increase in December 2016  Average earning assets are expected to decline approximately $1 billion in 4Q16 vs. 3Q16 due to lower securities balances  Asset sensitivity increased due to:  Growth in favorable funding sources  Positive growth in shorter asset classes Net Interest Margin 1 -1.89% 1.96% 3.26% 4.62% -1.42% 1.44% 2.42% 3.18% -2.00% 0.00% 2.00% 4.00% 6.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 09/30/16 Sensitivities as of 06/30/16 Rate Sensitivities 1 See non-GAAP reconciliations included in the attached Appendix

Fee Income Reflects Stronger Mortgage Banking Income and Loss Share Settlement Impact

BB&T



Fee Income Ratio
50.0%
45.0%
40.0%
35.0%
40.3%
40.3%
39.9%
41.2%
41.9%
3Q15
4Q15
1Q16
2Q16
3Q16

- Insurance income decreased $55 million, primarily due to lower property and casualty commissions as a result of normal seasonality
- Mortgage banking income increased $43 million due to net mortgage servicing rights valuation adjustments and higher production volumes
- BB&T reached an agreement with the FDIC to terminate the loss sharing agreements associated with the Colonial acquisition
  - As a result, $18 million of expense was recognized in the third quarter and no FDIC loss share income or expense will be recognized in future periods
- Other income decreased $10 million, primarily due to a decrease in income related to assets for certain post-employment benefits, which is offset in personnel expense

Noninterest Income

($ in millions)

	3Q16	3Q16 v. 2Q16[1] Increase (Decrease)	3Q16 v. 3Q15 Increase (Decrease)
Insurance income	$ 410	(47.1) %	15.8 %
Service charges on deposits	172	14.4	3.0
Mortgage banking income	154	154.1	38.7
Investment banking and brokerage fees and commissions	101	(3.9)	(3.8)
Trust and investment advisory revenues	68	5.9	7.9
Bankcard fees and merchant discounts	61	6.6	7.0
Checkcard fees	50	-	11.1
Operating lease income	34	(11.4)	6.3
Income from bank-owned life insurance	35	51.3	20.7
FDIC loss share income, net	(18)	NM	(69.0)
Securities gains (losses), net	-	NM	(100.0)
Other income	97	(37.2)	14.1
Total noninterest income	**$ 1,164**	**12.0 %**	**17.8 %**

- 4Q16 management expectations
  - Total noninterest income expected to be relatively flat

[1] Linked quarter percentages are annualized

11

12 Noninterest Expense Reflects Lower Personnel Expense and Merger-Related Charges 3Q16 3Q16 v. 2Q162 Increase (Decrease) 3Q16 v. 3Q15 Increase (Decrease) Personnel expense $ 1,006 (12.6) % 14.1 % Occupancy and equipment expense 203 18.5 10.9 Software expense 63 75.1 26.0 Loan-related expense 33 (33.2) (13.2) Outside IT services 51 63.3 45.7 Professional services 27 15.3 (35.7) Amortization of intangibles 38 (37.9) 31.0 Regulatory charges 41 111.9 64.0 Foreclosed property expense 9 49.7 (40.0) Merger-related and restructuring charges, net 43 NM (44.2) Loss (gain) on early extinguishment of debt - NM NM Other expense 197 (58.6) (9.6) Total noninterest expense $ 1,711 (19.0) % 7.3 % Noninterest Expense ($ in millions) 1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures 2 Linked quarter percentages are annualized 65.0% 63.4% 60.7% 65.4% 61.7% 59.8% 59.2% 58.8% 59.6% 58.7% 50.0% 55.0% 60.0% 65.0% 70.0% 3Q15 4Q15 1Q16 2Q16 3Q16 Efficiency Ratio GAAP Efficiency Adjusted Efficiency  Personnel expense decreased $33 million, driven by a $14 million decline in certain post-employment benefits expense and a $10 million decline in insurance incentives expense  Merger-related and restructuring charges decreased $49 million due to lower charges from acquisitions and last quarter’s $19 million of restructuring charges related to real estate actions  Other expense decreased $34 million primarily due to a $73 million net benefit related to the settlement of certain FHA-insured mortgage matters  Partially offset by a $50 million charitable contribution  4Q16 management expectations  Excluding merger-related and restructuring charges and unusual items, expenses are expected to be down slightly in the fourth quarter 1

13 Capital and Liquidity Remain Strong 10.1% 10.3% 10.4% 10.0% 10.1% 9.0% 9.5% 10.0% 10.5% 11.0% 3Q15 4Q15 1Q16 2Q16 3Q16  The common equity tier 1 ratio was 9.9% fully phased-in  BB&T’s 3Q16 LCR was 122%  BB&T’s 3Q16 liquid asset buffer was 13.6% (high quality liquid assets as a percentage of total assets)  4Q16 capital actions:  Continue share repurchase program with up to $160 million in share repurchases in the 4th quarter 1 Current quarter regulatory capital information is preliminary Common Equity Tier 11

Community Banking Segment

BB&T

Serves individual and business clients by offering a variety of loan and deposit products and other financial services

($ in millions)	3Q16	Inc/(Dec) vs 2Q16	Inc/(Dec) vs 3Q15
Net Interest Income	$ 972	$ 49	$ 200
Noninterest Income[1]	358	13	20
Provision for Credit Losses	(3)	(26)	(7)
Noninterest Expense[2]	800	18	107
Income Tax Expense	195	27	42
Segment Net Income	$ 338	$ 43	$ 78

Highlighted Metrics[5,6]

($ in billions)

	3Q16	Change Link[3]	Change Like
Total Commercial Loans	$49.8	23.2%	22.9%
Direct Retail Lending	$11.8	24.6%	35.7%
Money Market & Savings	$49.8	26.5%	20.7%
Noninterest Bearing Deposits	$44.7	18.5%	18.1%

Comments[5,6]

- Commercial production[4] decreased $167 million, or 4.0%, compared to 3Q15; increased $165 million, or 4.3%, compared with 2Q16
- Direct Retail Lending production increased $78 million, or 7.0%, compared to 3Q15; increased $57 million, or 4.9%, compared with 2Q16
- Operating results increased vs. 3Q15 primarily due to the acquisitions of National Penn and Susquehanna
- National Penn systems conversion completed successfully in mid July
  - Effective with conversion, 28 branches consolidated or closed; impacted branches a combination of BB&T and National Penn
  - Northern PA region created with a blending of BB&T and National Penn associates
  - Retained key National Penn associates for critical leadership positions at BB&T

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Linked quarter growth rates annualized except for production
4 Commercial production includes C&I, CRE and Dealer Floor Plan
5 National Penn results were included in this segment following the mid-July conversion
6 Balances reported and related growth metrics are based on average YTD loans and deposits

14

Residential Mortgage Banking Segment

BB&T

Retains and services mortgage loans originated by the Residential Mortgage Lending Division and through its referral relationship with the Community Bank and referral partners as well as those purchased from various correspondent originators

($ in millions)	3Q16	Inc/(Dec) vs 2Q16	Inc/(Dec) vs 3Q15
Net Interest Income	$ 119	$ 9	$ 3
Noninterest Income[1]	116	33	22
Provision for Credit Losses	9	(1)	(1)
Noninterest Expense[2]	38	(74)	(69)
Income Tax Expense	71	44	36
Segment Net Income	$ 117	$ 73	$ 59

Highlighted Metrics

($ in billions)

	3Q16	Change: Link[4]	Change: Like
Retail Originations	$ 2.4	10.3%	24.8%
Correspondent Purchases	$ 3.9	12.6%	24.0%
Total Production	$ 6.3	11.7%	24.3%
Loan Sales	$ 4.9	33.1%	0.7%
Loans Serviced for others (EOP)	$ 90.2	0.8%	(0.3%)

Comments[4]

- Production mix was 57% purchase / 43% refinance in 3Q16 and 2Q16
- Net interest income increase vs. 2Q16 primarily due to higher credit spreads on loans held for investment and growth in loans held for sale
- Noninterest income increased vs. 2Q16 due to higher net mortgage servicing right valuation adjustments and higher production
- Decrease in noninterest expense vs. 2Q16 driven by settlement of FHA-insured loan matters and related recovery in 3Q16 and lower loan processing expense
- Credit quality[3]
  - 30+ days and still accruing delinquency of 3.69%
  - Nonaccruals of 0.55%
  - Net charge-offs of 0.16%

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Credit quality metrics are based on Loans Held for Investment
4 Linked quarter growth rates annualized except for production and sales

15

Dealer Financial Services Segment

BB&T

Primarily originates indirect loans to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T's market and nationally (through Regional Acceptance Corporation)

($ in millions)	3Q16	Inc/(Dec) vs 2Q16	Inc/(Dec) vs 3Q15
Net Interest Income	$ 190	$ 3	$ 7
Noninterest Income[1]	1	1	1
Provision for Credit Losses	76	18	9
Noninterest Expense[2]	50	3	2
Income Tax Expense	25	(6)	(1)
Segment Net Income	$ 40	$ (11)	$ (2)

Highlighted Metrics

($ in billions)

	3Q16	Change: Link[4]	Change: Like
Retail Loan Production	$ 2.2	75.8%	88.1%
Loan Yield	6.63%	0.08%	0.04%
Operating Margin[3]	73.8%	(1.0%)	0.1%
Net Charge-offs	1.95%	0.45%	0.11%

Comments[4,5]

- Credit spreads in the prime auto portfolio improved by 21 basis points over 3Q15
- Regional Acceptance generated solid loan growth
  - 15.5% loan growth vs. 2Q16 and 8.5% vs. 3Q15
  - Origination terms stable, maximum term of 72 months
  - Program changes over last two years steadily reduced the maximum permitted origination LTV
- Regional Acceptance's credit results continue to be within our credit risk appetite
  - Link quarter provision increase in line with seasonal expectations
  - Loss rate flat with 3Q15
  - Delinquency rate declined from 3Q15

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses

4 Linked quarter growth rates annualized except for production and sales
5 Balances reported and related growth metrics are based on average YTD loans and deposits

16

Specialized Lending Segment

BB&T

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	3Q16	Inc/(Dec) vs 2Q16	Inc/(Dec) vs 3Q15
Net Interest Income	$ 122	$ 5	$ 11
Noninterest Income[1]	83	10	25
Provision for Credit Losses	23	6	15
Noninterest Expense[2]	97	5	17
Income Tax Expense	21	1	1
Segment Net Income	$ 64	$ 3	$ 3

Highlighted Metrics

($ in billions)

	3Q16	Change[5] Link[4]	Change[5] Like
Loan Originations	$ 5.3	(9.3%)	16.4%
Loan Yield	4.60%	(0.17%)	(0.10%)
Operating Margin[3]	52.7%	1.1%	0.0%
Net Charge-offs	0.43%	0.19%	0.21%

Comments[4,6]

- Specialized Lending continues to enjoy strong loan growth and production. Average loans up 29.6% compared to 2Q16 and up 15.0% compared to 3Q15
  - Mortgage Warehouse Lending
    - 26.4% loan growth vs. 3Q15
    - 21.9% production growth vs. 3Q15
  - Sheffield
    - 12.8% loan growth vs. 3Q15
    - 4.7% production growth vs. 3Q15
  - Equipment Finance
    - 12.3% loan growth vs. 3Q15
    - 18.7% decline in production vs. 3Q15
- Grandbridge realized strong mortgage banking income
  - 3Q16 up 123.7% compared to 2Q16 and 97.3% compared to 3Q15

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses
4 Linked quarter growth rates annualized except for production and sales
5 During the first quarter of 2016, the Asset-Based Lending Group was moved to Community Banking, and Supply-Chain Lending was moved to the Financial Services segment. Prior period amounts have been retrospectively adjusted for these transfers
6 Balances reported and related growth metrics are based on average YTD loans and deposits

17

Insurance Holdings Segment

BB&T

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	3Q16	Inc/(Dec) vs 2Q16	Inc/(Dec) 3Q15
Net Interest Income	$ 2	$ -	$ (1)
Noninterest Income[1]	412	(53)	59
Provision for Credit Losses	-	-	-
Noninterest Expense[2]	375	(21)	54
Income Tax Expense	16	(11)	2
Segment Net Income	$ 23	$(21)	$ 2

Highlighted Metrics

($ in millions)

	3Q16	Change: Link[4]	Change: Like
Noninterest Income	$ 412	(45.2%)	16.7%
Total Agencies[3]	234	(2)	38
EBITDA Margin[5]	13.9%	(6.1%)	-

Comments[4]

- Lower noninterest income vs. 2Q16 primarily reflects seasonality in commercial property and casualty insurance
- Higher noninterest income and noninterest expense vs. 3Q15 was primarily due to the addition of Swett & Crawford
- Commission and fee revenue growth vs. 3Q15:
  - 5.5% for Retail
  - 28.5% for Wholesale
  - 16.5% for Total Segment
- Organic growth in commission and fee revenue of 0.2% vs 3Q15 and 1.0% as of YTD September
- Experienced positive new business growth in 3Q16

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles, allocated corporate expense, and merger related charges
3 U.S. Locations; count includes shared locations
4 Linked quarter growth rates annualized except for production and sales
5 EBITDA is a measurement of operating profitability calculated by dividing pre-tax net income adjusted to add back interest, depreciation, intangible amortization and merger-related charges by total revenue

18

Financial Services Segment

BB&T

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

($ in millions)	3Q16	Inc/(Dec) vs 2Q16	Inc/(Dec) vs 3Q15
Net Interest Income	$ 161	$ 2	$ 26
Noninterest Income[1]	233	18	3
Provision for Credit Losses	32	26	10
Noninterest Expense[2]	230	3	19
Income Tax Expense	49	(4)	(1)
Segment Net Income	$ 83	$ (5)	$ 1

Highlighted Metrics

($ in billions)

	3Q16	Change: Link[4]	Change: Like
Average Loan Balances	$16.1	(2.9%)	15.9%
Average Deposits	$32.0	15.5%	8.1%
Total Invested Assets	$ 141.4	25.9%	15.6%
Invested Assets Noninterest Income ($ in millions)	$ 143.1	22.1%	11.9%
Operating Margin[3]	41.6%	2.3%	(0.6%)

Comments[4,5]

- Modest decline in Corporate Banking's loans vs. 2Q16
  - 4.2% decline in loans vs. 2Q16
  - 16.6% loan growth vs. 3Q15
- BB&T Wealth generated strong loan and deposit growth
  - 8.6% loan growth and 13.7% transaction deposit growth vs. 2Q16
  - 11.4% loan growth and 21.4% transaction deposit growth vs. 3Q15
- Increase in noninterest income vs. 2Q16 driven by client derivative income, trust and investment advisory fees and higher income from SBIC private equity investments
- The provision increase was driven by risk grade mix changes, partially offset by lower loan balances

1 Noninterest Income includes intersegment net referral fees
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense
3 Operating Margin excludes Provision for Credit Losses

4 Linked quarter growth rates annualized except for production and sales
5 Balances reported and related growth metrics are based on average YTD loans and deposits

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Capital Measures1 (Dollars in millions, except per share data) 1 Current quarter regulatory capital is preliminary 22 As of / Quarter Ended Sept. 30 June 30 March 31 Dec. 31 Sept. 30 2016 2016 2016 2015 2015 Selected Capital Information Risk-based capital: Common equity tier 1 $ 17,824 $ 17,568 $ 17,320 $ 17,081 $ 16,822 Tier 1 20,876 20,620 20,373 19,682 19,422 Total 24,795 24,525 24,355 23,753 23,612 Risk-weighted assets 177,149 176,021 166,781 166,611 165,990 Average quarterly tangible assets 212,825 214,235 202,200 201,541 195,623 Risk-based capital ratios: Common equity tier 1 10.1% 10.0% 10.4% 10.3% 10.1% Tier 1 11.8 11.7 12.2 11.8 11.7 Total 14.0 13.9 14.6 14.3 14.2 Leverage capital ratio 9.8 9.6 10.1 9.8 9.9 Equity as a percentage of total assets 13.5 13.4 13.3 13.0 13.1 Common equity per common share $ 33.27 $ 32.72 $ 32.14 $ 31.66 $ 31.56

Non-GAAP Reconciliations 23 (Dollars in millions, except per share data) 1 Tangible common equity is a non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies. Calculations of tangible common equity and related measures1: Total shareholders' equity $ 30,091 $ 29,743 $ 28,239 $ 27,340 $ 27,264 Less: Preferred stock 3,053 3,053 3,054 2,603 2,603 Noncontrolling interests 39 39 39 34 40 Intangible assets 10,519 10,567 9,215 9,234 9,198 Tangible common equity $ 16,480 $ 16,084 $ 15,931 $ 15,469 $ 15,423 Outstanding shares at end of period (in thousands) 811,424 814,500 782,379 780,337 780,150 Tangible common equity per common share $ 20.31 $ 19.75 $ 20.36 $ 19.82 $ 19.77 As of / Quarter Ended Sept. 30 June 30 March 31 Dec. 31 Sept. 30 2016 2016 2016 2015 2015

Non-GAAP Reconciliations1 24 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. Quarter Ended Sept. 30 June 30 March 31 Dec. 31 Sept. 30 Efficiency Ratio (1) 2016 2016 2016 2015 2015 Efficiency Ratio Numerator - Noninterest Expense - GAAP $ 1,711 $ 1,797 $ 1,545 $ 1,597 $ 1,594 Amortization of intangibles (38) (42) (32) (32) (29) Merger-related and restructuring charges, net (43) (92) (23) (50) (77) Gain (loss) on early extinguishment of debt - - 1 - - Charitable contribution (50) - - - - Settlement of FHA-insured loan matters and related recovery 73 - - - - Efficiency Ratio Numerator - Adjusted $ 1,653 $ 1,663 $ 1,491 $ 1,515 $ 1,488 Efficiency Ratio Denominator - Revenue - GAAP $ 2,774 $ 2,747 $ 2,545 $ 2,519 $ 2,452 Taxable equivalent adjustment 40 40 39 38 37 Securities (gains) losses, net - - (45) - 2 Efficiency Ratio Denominator - Adjusted $ 2,814 $ 2,787 $ 2,539 $ 2,557 $ 2,491 Efficiency Ratio - GAAP 61.7% 65.4% 60.7% 63.4% 65.0 % Efficiency Ratio - Adjusted 58.7 59.6 58.8 59.2 59.8

25 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without the impact of intangible assets and their related amortization. Non-GAAP Reconciliations1 (Dollars in millions) Quarter Ended Sept. 30 June 30 March 31 Dec. 31 Sept. 30 Return on Average Tangible Common Shareholders' Equity 2016 2016 2016 2015 2015 Net income available to common shareholders $ 599 $ 541 $ 527 $ 502 $ 492 Plus: Amortization of intangibles, net of tax 24 26 20 21 18 Tangible net income available to common shareholders $ 623 $ 567 $ 547 $ 523 $ 510 Average common shareholders' equity $ 26,824 $ 26,519 $ 25,076 $ 24,736 $ 23,957 Less: Average intangible assets 10,545 10,574 9,226 9,224 8,666 Average tangible common shareholders' equity $ 16,279 $ 15,945 $ 15,850 $ 15,512 $ 15,291 Return on Average Tangible Common Shareholders' Equity 15.20% 14.33% 13.87% 13.37% 13.23%

Non-GAAP Reconciliations[1]

Reported net interest margin vs. core net interest margin	Sept. 30 2016	June 30 2016	Quarter Ended March 31 2016	Dec. 31 2015	Sept. 30 2015
Reported net interest margin - GAAP	3.39%	3.41%	3.43%	3.35%	3.35%
Adjustments to interest income for assets acquired:					
Effect of securities acquired from FDIC	(0.03)	(0.06)	(0.06)	(0.03)	(0.04)
Effect of loans acquired from FDIC and PCI	(0.09)	(0.08)	(0.11)	(0.11)	(0.07)
Effect of purchase accounting marks on non-PCI loans acquired from Susquehanna and National Penn	(0.10)	(0.09)	(0.06)	(0.07)	(0.08)
Adjustments to interest expense:					
Effect of purchase accounting marks on deposits and long-term debt assumed from Susquehanna and National Penn	-	(0.02)	(0.02)	(0.02)	(0.01)
Core net interest margin	3.17%	3.16%	3.18%	3.12%	3.15%

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of interest income and funding costs associated with loans and securities acquired in the Colonial acquisition and PCI loans acquired from Susquehanna and National Penn. Core net interest margin is also adjusted to remove the purchase accounting marks and related amortization for non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn. BB&T's management believes that the adjustments to the calculation of net interest margin for certain assets and deposits acquired provide investors with useful information related to the performance of BB&T's earning assets.

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